Exhibit 4.2










 _____________________________________________________________
 _____________________________________________________________




                     ENGELHARD CORPORATION





                 SUBORDINATED DEBT SECURITIES



                           INDENTURE


                  Dated as of          , 1995



                                     , Trustee



 _____________________________________________________________
 _____________________________________________________________














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                           CROSS-REFERENCE TABLE

 TIA                                             Indenture
Section                                           Section_

310(a)(1)...........................................     7.08; 7.10
   (a)(2)..........................................      7.08; 7.10
   (a)(3)..........................................      N.A.
   (a)(4)..........................................      N.A.
   (a)(5)..........................................      7.08
   (b).............................................      7.08; 7.10;
12.02
   (c).............................................      N.A.
311(a)..............................................     7.11
   (b).............................................      7.11
   (c).............................................      N.A.
312(a)..............................................     2.06
   (b).............................................      12.03
   (c).............................................      12.03
313(a)..............................................     7.06
   (b)(1)..........................................      N.A.
   (b)(2)..........................................      7.05
   (c).............................................      7.06; 12.02
   (d).............................................      7.06
314(a)..............................................     4.05; 4.06;
12.02
   (b).............................................      N.A.
   (c)(1)..........................................      12.04
   (c)(2)..........................................      12.04
   (c)(3)..........................................      N.A.
   (d).............................................      N.A.
   (e).............................................      12.05
   (f).............................................      N.A.
315(a)..............................................     7.01(2)
   (b).............................................      7.05; 12.02
   (c).............................................      7.01(1)
   (d).............................................      7.01(3)
   (e).............................................      6.11
316(a)(last sentence)...............................     2.11
   (a)(1)(A).......................................      6.05
   (a)(1)(B).......................................      6.04
   (a)(2)..........................................      N.A.
   (b).............................................      6.07
   (c).............................................      11.04
317(a)(1)...........................................     6.08
   (a)(2)..........................................      6.09
   (b).............................................      2.05
318(a)..............................................     12.01
   (b).............................................      N.A.
   (c).............................................      12.01
______________________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.




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                               TABLE OF CONTENTS


                                                                     Page

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION  1.01     Definitions ..................................       1
SECTION  1.02     Other Definitions ............................       4
SECTION  1.03     Rules of Construction ........................       4

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION  2.01     Issuable in Series ...........................       5
SECTION  2.02     Execution and Authentication..................       7
SECTION  2.03     Bond Agents ..................................       8
SECTION  2.04     Bearer Securities ............................       8
SECTION  2.05     Paying Agent to Hold Money in Trust ..........       9
SECTION  2.06     Securityholder Lists .........................       9
SECTION  2.07     Transfer and Exchange ........................      10
SECTION  2.08     Replacement Securities .......................      10
SECTION  2.09     Outstanding Securities .......................      11
SECTION  2.10     Discounted Securities ........................      11
SECTION  2.11     Treasury Securities ..........................      12
SECTION  2.12     Global Securities ............................      12
SECTION  2.13     Temporary Securities .........................      12
SECTION  2.14     Cancellation .................................      13
SECTION  2.15     Defaulted Interest ...........................      13

                                  ARTICLE THREE

                                   REDEMPTION

SECTION  3.01     Notices to Trustee ...........................      13
SECTION  3.02     Selection of Securities To Be
                    Redeemed ...................................      14
SECTION  3.03     Notice of Redemption .........................      14
SECTION  3.04     Effect of Notice of Redemption ...............      15
SECTION  3.05     Payment of Redemption Price ..................      15
SECTION  3.06     Securities Redeemed in Part ..................      16








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                                                                     Page

                                  ARTICLE FOUR

                                    COVENANTS

SECTION  4.01     Payment of Securities ........................      16
SECTION  4.02     Corporate Existence ..........................      16
SECTION  4.03     SEC Reports ..................................      17
SECTION  4.04     Annual Review Certificate ....................      17
SECTION  4.05     Notice to Trustee of Certain Defaults ........      17
SECTION  4.06     Further Assurances to Trustee ................      17

                                  ARTICLE FIVE

                                   SUCCESSORS

SECTION  5.01     When Company May Merge, etc. .................      17

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION  6.01     Events of Default ............................      18
SECTION  6.02     Acceleration .................................      20
SECTION  6.03     Other Remedies ...............................      21
SECTION  6.04     Waiver of Past Defaults ......................      21
SECTION  6.05     Control by Majority ..........................      21
SECTION  6.06     Limitations on Suits .........................      22
SECTION  6.07     Rights of Holders To Receive Payment .........      22
SECTION  6.08     Collection Suit by Trustee ...................      23
SECTION  6.09     Trustee May File Proofs of Claims ............      23
SECTION  6.10     Priorities ...................................      23
SECTION  6.11     Undertaking for Costs ........................      24
SECTION  6.12     Restoration of Rights and Remedies ...........      24
SECTION  6.13     Rights and Remedies Cumulative ...............      24
SECTION  6.14     Delay or Omission Not Waiver .................      25
SECTION  6.15     Waiver of Stay or Extension Laws .............      25

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION  7.01     Duties of Trustee.............................      25
SECTION 7.02       Rights of Trustee ............................     27
SECTION  7.03     Individual Rights of Trustee .................      27
SECTION  7.04     Trustee's Disclaimer .........................      27





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                                                                     Page

SECTION  7.05     Notice of Defaults ...........................      28
SECTION  7.06     Reports by Trustee to Holders ................      28
SECTION  7.07     Compensation and Indemnity ...................      28
SECTION  7.08     Replacement of Trustee .......................      29
SECTION  7.09     Successor Trustee by Merger, etc. ............      30
SECTION  7.10     Eligibility; Disqualification ................      30
SECTION  7.11     Preferential Collection of Claims
                     Against Company ............................     31

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION  8.01     Defeasance ...................................      31
SECTION  8.02     Conditions to Defeasance .....................      31
SECTION  8.03     Application of Trust Money ...................      33
SECTION  8.04     Repayment to Company .........................      33

                                  ARTICLE NINE

                                   CONVERSION

SECTION  9.01     Conversion Privilege .........................      33
SECTION  9.02     Conversion Procedure .........................      33
SECTION  9.03     Taxes on Conversion ..........................      35
SECTION  9.04     Company Determination Final ..................      35
SECTION  9.05     Trustee's and Conversion Agent's
                     Disclaimer ................................      35
SECTION  9.06     Company To Provide Conversion
                     Securities ................................      35
SECTION  9.07     Cash Settlement Option .......................      36
SECTION  9.08     Adjustment in Conversion Rate for Change
                     in Capital Stock ..........................      37
SECTION  9.09     Adjustment in Conversion Rate   for
                     Common Stock Issued
                    Below Market Price .........................      37
SECTION  9.10     Adjustment for Other Distributions ...........      40
SECTION  9.11     Voluntary Adjustment .........................      41
SECTION  9.12     When Adjustment May Be Deferred ..............      41
SECTION  9.13     When No Adjustment Required ..................      41
SECTION  9.14     Notice of Adjustment .........................      42
SECTION  9.15     Notice of Certain Transactions ...............      42
SECTION  9.16     Reorganization of the Company ................      42







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                                                                     Page

                                   ARTICLE TEN

                                  SUBORDINATION

SECTION  10.01    Agreement to Subordinate .....................      43
SECTION  10.02    Certain Definitions ..........................      43
SECTION  10.03    Liquidation; Dissolution; Bankruptcy .........      44
SECTION  10.04    Company Not To Make Payments with
                     Respect to Securities in Certain
                     Circumstances .............................      44
SECTION  10.05    Acceleration of Securities ...................      45
SECTION  10.06    When Distribution Must Be Paid Over ..........      45
SECTION  10.07    Notice by Company ............................      46
SECTION  10.08    Subrogation ..................................      46
SECTION  10.09    Subordination May Not Be Impaired by
                     Company ...................................      46
SECTION  10.10    Distribution or Notice to
                     Representative ............................      47
SECTION  10.11    Rights of Trustee and Paying Agent ...........      47
SECTION  10.12    Officer's Certificate ........................      48
SECTION  10.13    Obligation of Company Unconditional ..........      48

                                 ARTICLE ELEVEN

                                   AMENDMENTS

SECTION  11.01    Without Consent of Holders ...................      49
SECTION  11.02    With Consent of Holders ......................      49
SECTION  11.03    Compliance with Trust Indenture Act ..........      50
SECTION  11.04    Effect of Consents ...........................      50
SECTION  11.05    Notation on or Exchange of Securities ........      51

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION  12.01    Trust Indenture Act ..........................      51
SECTION  12.02    Notices ......................................      51
SECTION  12.03    Communications by Holders with Other
                     Holders....................................      53
SECTION 12.04      Certificate and Opinion as to Conditions
                     Precedent .................................      53








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                                                                     Page

SECTION  12.05    Statements Required in Certificate or
                     Opinion ....................................     53
SECTION  12.06    Rules by Company and Agents ...................     54
SECTION  12.07    Legal Holidays ................................     54
SECTION  12.08    No Recourse Against Others ....................     54
SECTION  12.09    Duplicate Originals ...........................     54
SECTION  12.10    Governing Law .................................     54

SIGNATURES.......................................................     55

Exhibit A:  A Form of Registered
                       Security .................................     A-1
Exhibit B:  A Form of Bearer Security
                      Notes to Exhibits A and B .................     B-1
Exhibit C:  A Form of Assignment ................................     C-1
Exhibit D:  A Form of Conversion Notice .........................     D-1


































                                    -v-

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            INDENTURE dated as of                 , 1995 between ENGELHARD
CORPORATION, a Delaware corporation ("Company"), and                     ,
a                       ("Trustee").

            Each party agrees as follows for the benefit of the Holders of the Company's debt securities issued under this Indenture:


                                ARTICLE ONE

                                DEFINITIONS


SECTION 1.01.  Definitions.

            "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

            "Agent" means any Registrar, Transfer Agent or Paying Agent.

            "Authorized Newspaper" means a newspaper that is:

            (1) printed in the English language or in an official language of the country of publication;

            (2) customarily published on each business day in the place of publication; and

            (3) of general circulation in the relevant place or in the financial community of such place.

Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

            "Bearer Security" means a Security payable to bearer.

            "Board" or "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

            "Bond Resolution" means a resolution adopted by the Board or by an Officer or committee of Officers pursuant to Board delegation authorizing a series of Securities.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any person and all warrants or options to acquire such capital stock.

            "Common Stock" means the Common Stock, par value $1.00 per share, of the Company or any security into which the Common Stock may be converted.

            "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

            "Conversion Rate" means such number of shares of Common Stock for which $1,000 aggregate principal amount of Securities of any series is convertible, initially as stated in the Bond Resolution authorizing the series and as adjusted pursuant to the terms of this Indenture and the Bond Resolution.

            "coupon" means an interest coupon for a Bearer Security.

            "Default" with respect to a series of the Securities or to all series of the Securities, as the case may be, means any event which is, or after notice or passage of time would be, an Event of Default with respect to such series or to all series of the Securities, as the case may be.

            "Discounted Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as in effect on the date of this Indenture.

            "Holder" or "Securityholder" means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

            "Indenture" means this Indenture and any Bond Resolution as amended from time to time.

            "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

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            "Officer" means the Chairman of the Board, the President, any
Vice President (including any Executive Vice President or Senior Vice President), the Treasurer, any Assistant Treasurer, the Secretary, or the Controller of the Company.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Secretary or Assistant
Controller of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "principal" of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

            "Registered Security" means a Security registered as to principal and interest by the Registrar.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the debt securities issued under this Indenture.

            "series" means a series of Securities or the Securities of the series.

            "Stock Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code { 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Treasury Regulations" means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.

            "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

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            "United States" means the United States of America, its
territories and possessions and other areas subject to its jurisdiction.

            "Yield to Maturity" means the yield to maturity on any Securities, calculated at the time of issuance of such Securities, or, if applicable, at the most recent redetermination of interest on such Securities, and calculated in accordance with accepted financial practice.


SECTION 1.02.  Other Definitions.

            Term                                         Defined in Section

      "Bankruptcy Law"                                       6.01
      "Bearer Securities List"                               2.06
      "Conversion Agent"                                     2.03
      "Conversion Date"                                      9.02
      "Conversion Notice"                                    9.02
      "Conversion Right"                                     9.01
      "Custodian"                                            6.01
      "Event of Default"                                     6.01
      "Legal Holiday"                                       12.07
      "Market Price"                                         9.07
      "Paying Agent"                                         2.03
      "Registrar"                                            2.03
      "Representative"                                      10.02
      "Senior Indebtedness"                                 10.02
      "Transfer Agent"                                       2.03
      "U.S. Government Obligations"                          8.02


SECTION 1.03.  Rules of Construction.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in the United States;

            (3) GAAP principles are those applicable and in effect on the date of this Indenture;

            (4) all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the

                  TIA have the meanings assigned to them by such definitions;

            (5)   "or" is not exclusive; and

            (6) words in the singular include the plural, and in the plural include the singular.


                                ARTICLE TWO

                              THE SECURITIES


SECTION 2.01.  Issuable in Series.

            The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by a Bond Resolution or a supplemental indenture that establishes the terms of the series, which may include the following:

            (1)   the title of the series;

            (2)  the aggregate principal amount of the series;

            (3)  the interest rate, if any, or method of calculating the interest rate;

            (4)  the date from which interest will accrue;

            (5)  the record dates for interest payable on Registered
                  Securities;

            (6)  the dates when principal and interest are payable;

            (7)  the manner of paying principal and interest;

            (8)  the places where principal and interest are payable;

            (9)  the Registrar, Transfer Agent and Paying Agent;

            (10) the terms of any mandatory or optional redemption by the
                  Company;

            (11) the terms of any redemption at the option of Holders;

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            (12) the denominations in which Securities are issuable;

            (13) whether Securities will be issuable as Registered
                  Securities or Bearer Securities;

            (14) whether and upon what terms Registered Securities and
                  Bearer Securities may be exchanged;

            (15) whether any Securities will be represented by a Security in global form;

            (16) the terms of any global Security;

            (17) the terms of any tax indemnity;

            (18) the currencies (including any composite currency) in which principal or interest may be paid;

            (19) if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

            (20) if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

            (21) provisions for electronic issuance of Securities or for
                  Securities in uncertificated form;

            (22) the portion of principal payable upon acceleration of a
                  Discounted Security;

            (23) any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

            (24) whether and upon what terms Securities may be defeased;

            (25) the forms of the Securities or any coupon, which may be in the form of Exhibit A or B or otherwise;

            (26) any terms that may be required by or advisable under U.S.
                  or other applicable laws;

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            (27)  the terms of the subordination of the Securities of such series, if different from that provided in Article 10;

            (28) whether and upon what terms the Securities will be
                  convertible into or exchangeable for Common Stock of the Company, which may include the terms provided in
                  Article 9; and

            (29)  any other terms not inconsistent with this Indenture.

            All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

            The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.


SECTION 2.02.  Execution and Authentication.

            Two Officers shall sign the Securities by manual or facsimile signature. The Company's seal may be reproduced on the Securities. An Officer shall sign any coupons by facsimile signature.

            If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

            A Security and its coupons shall not be valid until the Security is authenticated by the manual signature of the Registrar. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its original issuance or as provided in the Bond Resolution.

            Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

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SECTION 2.03.  Bond Agents.

            The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent"), where Securities may be presented for payment ("Paying Agent") and where Securities may be presented for conversion ("Conversion Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company's written request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

            The Company may appoint more than one Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series, the Trustee shall act as such.


SECTION 2.04.  Bearer Securities.

            U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

            (1) Bearer Securities will be offered, sold and delivered only outside the United States and will be delivered only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

            (2) Bearer Securities will not be issued in exchange for Registered Securities.

            (3) All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

                  (A) such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation { 1.163-5(c)(2)(v); and

                  (B) making the payments in the United States would not have an adverse tax effect on the Company.

            If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as "registration-required" obligations under U.S. law.

            The Company shall notify the Trustee of any determinations by the Company under this Section.


SECTION 2.05.  Paying Agent To Hold Money in Trust.

            The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

            While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

            If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.


SECTION 2.06.  Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of

Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

            The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list (the "Bearer Securities List"). A request will remain in effect for two years unless renewed or amended.

            Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the Bearer Securities List.

            Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the Bearer Securities List.


SECTION 2.07.  Transfer and Exchange.

            Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

            The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

            If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Bond Resolution if the requirements of the Transfer Agent for such transactions are met and if Section 2.04 permits the exchange.


SECTION 2.08.  Replacement Securities.

            If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the

Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

            (1) evidence satisfactory to them of the loss, destruction or taking;

            (2)   an indemnity bond satisfactory to them; and

            (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security shall have coupons attached corresponding to those, if any, on the original Security.

            Every replacement Security or coupon is an additional obligation of the Company.


SECTION 2.09.  Outstanding Securities.

            The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

            If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

            A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.


SECTION 2.10.  Discounted Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

SECTION 2.11.  Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.


SECTION 2.12.  Global Securities.

            If the Bond Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company's request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

            The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

            The Bond Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

            The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.


SECTION 2.13.  Temporary Securities.

            Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.


SECTION 2.14.  Cancellation.

            The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows: the Registrar will cancel all Regis-tered Securities and matured coupons. The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09. The Registrar shall destroy cancelled Securities and coupons unless the Company otherwise directs.

            Unless the Bond Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.


SECTION 2.15.  Defaulted Interest

            If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.


                               ARTICLE THREE

                                REDEMPTION


SECTION 3.01.  Notices to Trustee.

            Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Bond Resolution otherwise provides, in accordance with this Article.

            In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 45 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

            If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.


SECTION 3.02.  Selection of Securities To Be Redeemed.

            If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of the series outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


SECTION 3.03.  Notice of Redemption.

            At least 20 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

            If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

            A notice shall identify the Securities of the series to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3)   the name and address of the Paying Agent;

            (4) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

            (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

            (6) whether the redemption by the Company is mandatory or optional.

            A redemption notice given by publication need not identify Registered Securities to be redeemed.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.


SECTION 3.04.  Effect of Notice of Redemption.

            Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.


SECTION 3.05.  Payment of Redemption Price.

            On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

            When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

            (1) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

            (2) the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

            Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company and the Trustee may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted. The Company also may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.


SECTION 3.06.  Securities Redeemed in Part.

            Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.


                               ARTICLE FOUR

                                 COVENANTS


SECTION 4.01.  Payment of Securities.

            (1) The Company shall duly and punctually pay the principal of (and premium, if any) and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture on the dates and in the manner provided in the Securities and in this Indenture.

            (2) Unless the Bond Resolution otherwise provides, the Company shall pay interest on overdue principal of a series of the Securities at the rate of interest or Yield to Maturity (in the case of a Discounted Security) borne by such series of Securities or at such other rate as may be specified in such Security; and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


SECTION 4.02.  Corporate Existence.

            Subject to Article 5, Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises; provided, however, that the

Company shall not be required to preserve any such material right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.


SECTION 4.03.  SEC Reports.

            The Company shall file with the Trustee within 30 days after it is required to file them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA { 314(a).


SECTION 4.04.  Annual Review Certificate.

            The Company shall file with the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating:

            (1) that the signing officers have supervised a review of the activities of the Company and its Subsidiaries during the preceding fiscal year to determine whether the Company has observed and performed its obligations under this Indenture; and

            (2) that to the best knowledge of each officer signing such certificate the Company has observed and performed all of its covenants in this Indenture and is not in default in the observance and performance of any of the terms, provisions and conditions of this Indenture (or if the Company is in such default, specifying those defaults and the nature thereof of which he has knowledge).

            Such certificate need not comply with Section 12.05.


SECTION 4.05.  Notice to Trustee of Certain Defaults.

            The Company shall give the Trustee within 30 days written notice of (a) any failure of the kind described in Section 6.01(3) which remains uncured for 30 days after the Company has knowledge thereof, or (b) an event of default described in Section 6.01(4).

SECTION 4.06.  Further Assurances to Trustee.

            The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Indenture.


                               ARTICLE FIVE

                                SUCCESSORS


SECTION 5.01.  When Company May Merge, etc.

            The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person unless:

            (1) the person is organized under the laws of the United States or a State thereof;

            (2) the person assumes by supplemental indenture all the obligations of the Company under this Indenture, the Securities and any coupons;

            (3)   immediately after the transaction no Default exists; and

            The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any coupons shall terminate.


                                ARTICLE SIX

                           DEFAULTS AND REMEDIES


SECTION 6.01.  Events of Default.

            An "Event of Default" with respect to a series of the Securities occurs if:

                  (1) the Company defaults in the payment of interest on a Security of such series when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of a Security of such series when the same becomes due and payable at maturity, upon redemption or otherwise, or in the making of any sinking fund payment, if any, required by the terms of such series;

                  (3) the Company fails to comply with any of its other covenants, conditions or agreements in the Securities of such series or this Indenture and the default continues for the period and after the notice specified below;

                  (4) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                        (A)   commences a voluntary case,

                        (B)   consents to the entry of an order
                  for relief against it in an involuntary case,

                        (C)   consents to the appointment of a
                  Custodian of it or for all or substantially all of its property, or

                        (D)   makes a general assignment for the
                  benefit of its creditors;

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A)   is for relief against the Company in
                  an involuntary case,

                        (B)   appoints a Custodian of the Company
                  for all or substantially all of its property, or

                        (C)   orders the liquidation of the
                  Company, and the order or decree remains unstayed and in effect for 90 days;

                  (6) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall involve an amount in excess of $25,000,000, and shall constitute a failure to pay such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (7) any other Event of Default provided with respect to Securities of that series.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            A default under clause 3 is not an Event of Default with respect to a series of the Securities until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such series notify the Company of the default and the Company does not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."


SECTION 6.02.  Acceleration.

            If an Event of Default with respect to a series of the Securities occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities of such series by notice to the Company and the Trustee, may declare the principal and accrued interest on all the Securities of such series to be due and payable immediately. Upon such declaration, such principal

(or, if the Securities of a series are Discounted Securities, such portion of the principal due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities of such series by notice to the Trustee may rescind or annul such acceleration and its consequences if all existing Events of Default with respect to such series have been cured or waived pursuant to Section 6.04 and if the rescission would not conflict with any judgment or decree.


SECTION 6.03.  Other Remedies.

                  (1) If an Event of Default with respect to a series of the Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture, and may take any necessary action required of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  (2) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


SECTION 6.04.  Waiver of Past Defaults.

            Subject to Section 11.02, the Holders of a majority in principal amount of the outstanding Securities of a series by notice to the Trustee may waive an existing Default with respect to such series and its consequences. When a Default is waived with respect to a series of the Securities, it is cured and stops continuing with respect to such series.


SECTION 6.05.  Control by Majority.

            The Holders of a majority in principal amount of the outstanding Securities of a series may direct the time, method and place of conducting any proceeding with respect to such series for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of a Security of such series, that would involve the Trustee in personal liability, or if the Trustee does not have sufficient indemnification against any loss or expense.


SECTION 6.06.  Limitations on Suits.

                  (1) A Holder of a Security of a series may not pursue any remedy with respect to this Indenture or the Securities of such series unless:

                        (A)   the Holder gives to the Trustee
                  written notice of a continuing Event of Default with respect to such series;

                        (B)   the Holders of at least 25% in
                  principal amount of the outstanding Securities of such series make a written request to the Trustee to pursue the remedy with respect to such series;

                        (C)   such Holder or Holders offer to the
                  Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

                        (D)   the Trustee does not comply with the
                  request within 60 days after receipt of the request and the offer of indemnity.

                  (2) a Securityholder may not use this Indenture to prejudice the rights of another Securityholder of the same series or to obtain a preference or priority over the other Securityholder of the same series.


SECTION 6.07.  Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of a Holder of a Security to receive payment of principal and interest on such Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.

            If an Event of Default with respect to a series of the Securities in payment of interest or principal or premium, if any, specified in Section 6.01(1) and (2) occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and the Trustee may obtain judgment in its own name and as trustee of an express trust and enforce the same against the Company for the whole amount of principal and interest remaining unpaid with respect to such series of the Securities.


SECTION 6.09.  Trustee May File Proofs of Claims.

            The Trustee may, and is appointed the true and lawful attorney-in-fact for the Holders of the Securities to, (a) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property, (b) collect and receive any monies or property payable or deliverable on account of such claims as trustee of a constructive trust or as holder of an equitable lien against the Company or regarding its assets, and (c) distribute the same after deduction of its charges and expenses to the extent that such charges and expenses are not paid out of the estate in any such proceeding.


SECTION 6.10.  Priorities.

                  (1) If the Trustee collects any money pursuant to this Article with respect to a series of the Securities, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section
            7.07;

                  Second:  to Holders of the Securities of such series for
            amounts due and unpaid on the Securities of such series for principal (and premium, if any) and interest, ratably, without preference or priority of any kind according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

                  Third:  the balance, if any, to the Company.

                  (2) The Trustee may fix a record date and payment date for any payment to Holders of Securities of the relevant series.


SECTION 6.11.  Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities of a series.


SECTION 6.12.  Restoration of Rights and Remedies.

            If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 6.13.  Rights and Remedies Cumulative.

            No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.  Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities as the case may be.


SECTION 6.15.  Waiver of Stay or Extension Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.


                               ARTICLE SEVEN

                                  TRUSTEE


SECTION 7.01.  Duties of Trustee.

            (1) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (2) Except during the continuance of an Event of Default actually known to the Trustee:

                  (A) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (B) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to
      Section 12.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (A) This paragraph does not limit the effect of paragraph (2) of this Section 7.01.

                  (B) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (C) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05

            (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder to to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (5) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (4) of this
Section 7.01.

            (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

            Subject to Section 7.01:

            (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

            (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its right or powers.

            (5) Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.


SECTION 7.03.  Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


SECTION 7.04.  Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.


SECTION 7.05.  Notice of Defaults.

            If a Default occurs and is continuing on a series and if it is known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(3) until at least 90 days after it occurs.


SECTION 7.06.  Reports by Trustee to Holders.

            Any report required by TIA { 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before June 30 of each year. The Trustee also shall comply with TIA { 313(b), (c) and (d).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.


SECTION 7.07.  Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent.

            The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.


SECTION 7.08.  Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's consent.

            The Company may remove the Trustee if:

            (1) the Trustee fails to comply with TIA { 310(a) or { 310(b) or with Section 7.10;

            (2)   the Trustee is adjudged a bankrupt or an insolvent;

            (3) a Custodian or other public officer takes charge of the Trustee or its property;

            (4)   the Trustee becomes incapable of acting; or

            (5) an event of the kind described in Section 6.01(4) or (5) occurs with respect to the Trustee.

            The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three-month period.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with TIA { 310(a) or { 310(b) or with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.


SECTION 7.09.  Successor Trustee by Merger, etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.


SECTION 7.10.  Eligibility; Disqualification.

            This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA {{ 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA { 310(b), the Trustee and the Company shall comply with the provisions of TIA { 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.11.  Preferential Collection of Claims Against
                  Company.

            The Trustee shall comply with TIA { 311(a), excluding any creditor relationship listed in TIA { 311(b). A Trustee who has resigned or been removed shall be subject to TIA { 311(a) to the extent indicated therein.


                               ARTICLE EIGHT

                          DISCHARGE OF INDENTURE


SECTION 8.01.  Defeasance.

            Securities of a series may be defeased in accordance with their terms and, unless the Bond Resolution otherwise provides, in accordance with this Article.

            The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons ("legal defeasance option"). The Company at any time may terminate as to a series certain of its obligations; provided that none of its obligations in the Sections set forth in the immediately succeeding sentence may be terminated ("covenant defeasance option"). However, in the case of the legal defeasance option, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 shall survive until the
Securities of the series are no longer outstanding; thereafter the Company's obligations in Section 7.07 shall survive.

            The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default.

            The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.


SECTION 8.02.  Conditions to Defeasance.

            The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

            (1) the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

            (3)   immediately after the deposit no Default exists;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the deposit does not cause the Trustee to have a conflicting interest under TIA { 310(a) or { 310(b) as to another series;

            (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance;

            (7) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

            (8) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(4) or
                  (5) occurs that is continuing at the end of the period.

            Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            "U.S. Government Obligations" means direct obligations of the United States which have the full faith and credit of the United States pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

SECTION 8.03.  Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.


SECTION 8.04.  Repayment to Company.

            The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.


                               ARTICLE NINE

                                CONVERSION


SECTION 9.01.  Conversion Privilege.

            If the Bond Resolution establishing the terms of a series of securities so provides Securities of any series may be convertible into or for Common Stock (a "Conversion Right"). The Bond Resolution may establish, among other things, the Conversion Rate, provisions for adjustments to the Conversion Rate and limitations upon exercise of the Conversion Right.

            A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiples thereof. Provisions of this Indenture that apply to the conversion of the aggregate principal amount a Security also apply to conversion of a portion of it.


SECTION 9.02.  Conversion Procedure.

            To convert a Security a Holder must satisfy all requirements in the Securities or the Bond Resolution and

(i) complete and manually sign the conversion notice (the "Conversion Notice") provided for in the Bond Resolution or the Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose,
(ii) surrender the Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. The date on which such notice shall have been received by and the Security shall have been so surrendered to the Conversion Agent is the "Conversion Date." Such Conversion Notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

            The Company will complete settlement of any conversion of Securities not later than the fifth business day following the Conversion Date in respect of the cash portion elected to be delivered in lieu of shares and not later than the seventh business day following the Conversion Date in respect of the portion to be settled in Common Stock.

            If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption during such period, in which case no such payment shall be required). A Security con-verted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Security or for interest, dividends or other distributions payable on any security issued on conversion.

            If a Holder converts more than one Security at the same time, the number of full shares issuable or cash payable upon the conversion shall be based on the total principal amount of the Securities converted.

            Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered; except that if a Global Security is so surrendered the Trustee shall authenticate and deliver to the Depositary a new Global Security in a denomination equal to and in exchange for the unconverted portion of the principal of the Global Security so surrendered.

            If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.


SECTION 9.03.  Taxes on Conversion.

            If a Holder of a Security exercises a Conversion Right, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because securities or other property are issued in a name other than the Holder's name. Nothing herein shall preclude any income tax or other withholding required by law or regulations.


SECTION 9.04.  Company Determination Final.

            Any determination that the Board of Directors must make pursuant to this Article 9 is conclusive, absent manifest error.


SECTION 9.05.  Trustee's and Conversion Agent's Disclaimer.

            The Trustee (and each Conversion Agent other than the Company) has no duty to determine when or if an adjustment under this Article 9 or any Bond Resolution should be made, how it should be made or calculated or what it should be. The Trustee (and each Conversion Agent other than the Company) makes no representation as to the validity or value of any shares issued upon conversion of Securities. The Trustee (and each Conversion Agent other than the Company) shall not be responsible for the Company's failure to comply with this Article 9 or any provision of a Bond Resolution relating to a Conversion Right.


SECTION 9.06.  Company To Provide Conversion Securities.

            The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares to permit the conversion of all of the Securities convertible into Common Stock.

            All shares of Common Stock of any person which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

            The Company will comply with all securities laws regulating the offer and delivery of securities upon conversion of Securities.


SECTION 9.07.  Cash Settlement Option.

            If the Bond Resolution so provides, the Company may elect to satisfy, in whole or in part, a Conversion Right of Securities convertible into Common Stock of any person by the delivery of cash. The amount of cash to be delivered shall be equal to the Market Price (as defined below) on the last Stock Trading Day preceding the applicable Conversion Date of a share of Common Stock multiplied by the number of shares of Common Stock in respect of which the Company elects to deliver cash. If the Company elects to satisfy, in whole or in part, a Conversion Right by the delivery of shares of Common Stock, no fractional shares will be delivered. Instead, the Company will pay cash based on the Market Price for such fractional share of Common Stock.

            The "Market Price" of the Common Stock into which Securities may be converted pursuant to a Bond Resolution or this Article 9 on any Stock Trading Day means the weighted average per share sale price for all sales of the Common Stock on such Stock Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Market Price on the basis of such quotations as it considers appropriate.

SECTION 9.08.  Adjustment in Conversion Rate
                  for Change in Capital Stock.

            If the Company:

            (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

            (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

            (3) combines its outstanding shares of Common Stock into a smaller number of shares;

            (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

            (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company (or, at the Company's option, an equivalent amount in cash) which he would have owned immediately following such action if he had con-verted the Security immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If after an adjustment a Holder of a Security may, upon conversion, receive shares of two or more classes of Capital Stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Conversion Rate between or among the classes of Capital Stock. After such allocation, the conversion privilege and the Conversion Rate of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.


SECTION 9.09.  Adjustment in Conversion Rate for
                  Common Stock Issued Below Market Price.

            If the Company issues to all holders of Common Stock rights, options or warrants to subscribe for or purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a Price Per Share (as defined and determined according to the formula given below) lower than the current Market Price on the date of such issuance, the Conversion Rate shall be adjusted in accordance with the following formula:

                        AC = CC x O + N
                                  --------
                                  O + (R)
                                      ---
                                       M

where:

AC = the adjusted Conversion Rate.

CC = the then current Conversion Rate.

O  = the number of shares outstanding immediately prior to such issuance
      (which number shall include shares owned or held by or for the account of the Company).

N = the "Number of Shares," which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of shares of Common Stock initially issuable upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

R = the proceeds received or receivable by the Company, which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Company upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities; provided, that in each case the proceeds received or receivable by the Company shall be deemed to be the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

M = the current Market Price per share of Common Stock on the date of issue of the rights, options or warrants to subscribe for or purchase shares of Common Stock or the securities convertible into or exchangeable for shares of Common Stock or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

      "Price Per Share" shall be defined and determined according to the following formula:

            P =  R
                ---
                 N

where:

P  = Price Per Share

and R and N have the meanings assigned above.

            If the Company shall issue rights, options, warrants or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash the amount of such consideration shall be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee.

            The adjustment shall be made successively whenever any such additional rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities.

            To the extent that such rights, options or warrants expire unexercised or to the extent any convertible or exchangeable securities are redeemed by the Company or otherwise cease to be convertible or exchangeable into shares of Common Stock, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised and the number of shares of Common Stock that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.


SECTION 9.10.  Adjustment for Other Distributions.

            If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Company, the Conversion Rate shall be adjusted in accordance with the following formula:

                        AC = CC x   (O x M)
                                  -----------
                                    (O x M) - F

where:

AC =  the adjusted Conversion Rate.

CC =  the then current Conversion Rate.

O = the number of shares of Common Stock outstanding on the record date mentioned below (which number shall include shares owned or held by or for the account of the Company).

M = the current Market Price per share of Common Stock on the record date mentioned below.

F = the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of Directors of the Company shall determine the fair market value.

            The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

            This Section does not apply to cash dividends or distributions or to reclassifications or distributions referred to in Section 9.08. Also, this Section does not apply to shares issued below Market Price referred to in Section 9.09.


SECTION 9.11.  Voluntary Adjustment.

            The Company at any time may increase the Conversion Rate, temporarily or otherwise, by any amount but in no event shall such Conversion Rate result in the issuance of Common Stock at a price less than the par value of the Common Stock at the time such increase is made.


SECTION 9.12.  When Adjustment May Be Deferred.

            No adjustment in the Conversion Rate need be made unless the adjustment would require a change of at least 1% in the Conversion Rate. Any adjustments that are not made due to the immediately preceding sentence shall be carried forward and taken into account in any subsequent adjustment; provided, that any adjustment carried forward shall be deferred not in excess of three years, whereupon any adjustment to the Conversion Rate will be effected.

            All calculations under this Article 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.


SECTION 9.13.  When No Adjustment Required.

            Except as set forth in Section 9.09, no adjustment in the Conversion Rate shall be made because the Company issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible securities.

            No adjustment in the Conversion Rate need be made for rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest.

            No adjustment in the Conversion Rate need be made for a change in the par value of the Common Stock.

            No adjustment need be made for a transaction referred to in
Section 9.08, 9.09 or 9.10 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.


SECTION 9.14.  Notice of Adjustment.

            Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Securities affected a notice of the adjustment. The Company shall file with the Trustee an Officers' Certificate or a certificate from the Company's independent public accountants stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.


SECTION 9.15.  Notice of Certain Transactions.

            If:

            (1) the Company proposes to take any action that would require an adjustment in the Conversion Rate,

            (2) the Company proposes to take any action that would require a supplemental indenture pursuant to Section 9.16, or

            (3) there is a proposed liquidation or dissolution of the Company,

the Company shall mail to Holders of Securities of any affected series a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.


SECTION 9.16.  Reorganization of the Company.

            If the Company is a party to a transaction subject to Section
5.01 or a merger which reclassifies, exchanges, or changes its outstanding Common Stock, the successor corporation (if other than the Company) shall enter into a supplemental indenture which shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor company shall mail to Holders of Securities of any affected series a notice briefly describing the supplemental indenture.

            If this Section applies, Sections 9.08, 9.09 and 9.10 do not apply.


                                ARTICLE TEN

                               SUBORDINATION


SECTION 10.01.  Agreement to Subordinate.

            The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities and the payment of principal thereof and interest thereon are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

            Money and securities held in trust pursuant to Article 8 are not subject to the subordination provisions of this Article 10.


SECTION 10.02.  Certain Definitions.

            "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

            "Senior Indebtedness" means the principal of and interest on
(a) any and all indebtedness and obligations of the Company (including indebtedness of others guaranteed by the Company) other than the Securities, whether or not contingent and whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which (i) are for money borrowed; (ii) are evidenced by any bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any property, business or asset of any kind; (iv) are obligations of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under GAAP;

(v) are reimbursement obligations of the Company with respect to letters of credit; (vi) are obligations of the Company with respect to interest rate swap obligations and foreign exchange agreements; or (vii) are obligations of others secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company are subject, whether or not the obligations secured thereby shall have been assumed by the Company or shall otherwise be the Company's legal liability and (b) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to above; provided that Senior Indebtedness shall not include (i) the Securities; (ii) any indebtedness or obligation of the Company which, by its express terms or the express terms of the instrument creating or evidencing it, is not superior in right of payment to the Securities; and (iii) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.


SECTION 10.03.  Liquidation; Dissolution; Bankruptcy.

            Upon any payment or distribution of the Company's assets to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary:

            (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the principal of and interest to the date of payment on the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on Securities; and

            (2) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Indebtedness as their interests may appear, except the Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.


SECTION 10.04.  Company Not To Make Payments with Respect to
                   Securities in Certain Circumstances.

            Except for payment in or distribution of securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities, the Company shall not make any payment with respect to the principal of or interest on any of the Securities, or make any other payment with respect to the purchase or other acquisition of any of the Securities:

            (1) if there shall have occurred a default in the payment of the principal of or interest on any Senior Indebtedness in an aggregate principal amount of at least $25,000,000; or

            (2) if there shall exist at the time of such payment, or such payment would create, an event of default (or an event which, with the giving of notice or the passage of time or both, would become an event of default) with respect to any Senior Indebtedness in an aggregate amount of at least $25,000,000 which would permit the holders (or any specified proportion of such holders) of such Senior Indebtedness to accelerate the maturity thereof, and if notification of such default or event of default has been given to the Company by a holder of such Senior Indebtedness or by a trustee, agent or Representative for an issue of Senior Indebtedness;

unless and until, in each case, whether described in clause (1) or clause
(2), such default or event of default shall have been cured or waived in the manner required by the instrument relating to such Senior Indebtedness or shall otherwise have ceased to exist.

            Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Article 8 or (b) any payment by the Trustee or the Paying Agent as permitted by Section 10.11.


SECTION 10.05.  Acceleration of Securities.

            If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior
Indebtedness of the acceleration.


SECTION 10.06.  When Distribution Must Be Paid Over.

            In the event that the Company shall make any payment to the Trustee of the principal of or interest on the Securities at a time when such payment is prohibited by Section 10.03 or 10.04, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Representatives or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            If a distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.


SECTION 10.07.  Notice by Company.

            The Company shall promptly notify the Trustee and any Paying Agent in writing of any facts known to the Company that would cause a payment of principal of or interest on Securities to violate this Article.


SECTION 10.08.  Subrogation.

            After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.


SECTION 10.09.  Subordination May Not Be Impaired by Company.

            No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.10.  Distribution or Notice to Representative.

            Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.


SECTION 10.11.  Rights of Trustee and Paying Agent.

            The Trustee or Paying Agent may continue to make payments on the Securities until a Trust Officer of the Trustee receives written notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.

            The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 10.12.  Officers' Certificate.

            If there occurs an event referred to in Section 10.03 or 10.04, the Company shall promptly give to a Trust Officer of the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness or their Representatives and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.


SECTION 10.13.  Obligation of Company Unconditional.

            Nothing contained in this Article 10 or elsewhere in this Indenture or in any Bond Resolution is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or dis-tributed thereon and all other facts pertinent thereto or to this Article
10. Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 10.04 (not cured or waived), payments at any time of the principal or of interest on the Securities.


                              ARTICLE ELEVEN

                                AMENDMENTS


SECTION 11.01.  Without Consent of Holders.

      The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

            (1)   to cure any ambiguity, omission, defect or inconsistency;

            (2)   to comply with Article 5;

            (3) to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

            (4)   to create a series and establish its terms;

            (5)   to provide for a separate Trustee for one or more series;
                  or

            (6) to make any change that does not materially adversely affect the rights of any Securityholder.


SECTION 11.02.  With Consent of Holders.

            Unless the Bond Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class. However, without the consent of each Securityholder affected, an amendment under this Section may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the interest on or change the time for payment of interest on any Security;

            (3)   change the fixed maturity of any Security;

            (4) reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due upon an acceleration thereof;

            (5) change the currency in which principal or interest on a Security is payable; or

            (6) make any change in Section 6.04 or 11.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

            An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

            Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.


SECTION 11.03.  Compliance with Trust Indenture Act.

            Every amendment pursuant to Section 11.01 or 11.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

            If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.


SECTION 11.04.  Effect of Consents.

            An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

            A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

            The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.


SECTION 11.05.  Notation on or Exchange of Securities.

            The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.


                              ARTICLE TWELVE

                               MISCELLANEOUS


SECTION 12.01.  Trust Indenture Act.

            The provisions of TIA {{ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.


SECTION 12.02.  Notices.

            Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other's address shown below:

           Company:   Engelhard Corporation
                      101 Wood Avenue
                      Iselin, New Jersey  08830


                      Attention:  General Counsel


           Trustee:



                      Attention:  Corporate Trust Department


            A party, by notice to the other parties, may designate additional or different addresses for subsequent notices.

            Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the Bearer Securities List referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

            If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

            If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

            All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

            A "notice" includes any communication required by this Indenture.

SECTION 12.03.  Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA { 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA { 312(c).


SECTION 12.04.  Certificate and Opinion as to Conditions
                   Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.


SECTION 12.05.  Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.


SECTION 12.06.  Rules by Company and Agents.

            The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.


SECTION 12.07.  Legal Holidays.

            A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Bond Resolution otherwise provides, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.


SECTION 12.08.  No Recourse Against Others.

            All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.


SECTION 12.09.  Duplicate Originals.

            The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.


SECTION 12.10.  Governing Law.

            The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs without regard to principles of conflicts of laws.

                                SIGNATURES


Dated:            , 1995            ENGELHARD CORPORATION



                                    By
                                       Name:
                                       Title:





Dated:           , 1995             [                             ]
                                    as Trustee


                                    By

                                 EXHIBIT A

                       A Form of Registered Security


No.                                                       $


                           ENGELHARD CORPORATION
                            [Title of Security]


Engelhard Corporation
promises to pay to

or registered assigns
the principal sum of                            Dollars on             ,

Interest Payment Dates:
         Record Dates:


                                                Dated:

[                              ]
                                                ENGELHARD CORPORATION
Transfer Agent and Paying Agent



                              (SEAL)

Authenticated:                                  Name:
                                                Title:


Registrar, by

Authorized Signatory                            Name:
                                                Title:

            ENGELHARD CORPORATION
          [Title of Security]


1.  Interest.1

            Engelhard Corporation ("Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will
            pay interest semiannually on                       and
                          of each year commencing           , 19__.
            Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has
            been paid, from           , 19__.  Interest will be computed on
            the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.2

            The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.  Bond Agents.

            Initially, [                             ], will act as Paying
            Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.  Indenture.

            The Company issued the securities of this series ("Securities")
            under an Indenture dated as of       , 1995 ("Indenture")
            between the Company and [                   ] ("Trustee").  The
            terms of the Securities include those stated in the Indenture and in the Bond Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code {{ 77aaa-77bbbb). Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.  Optional Redemption.3

            On or after               , the Company may redeem all the
            Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

            If redeemed during the 12-month period beginning,

            Year       Percentage        Year       Percentage





            and thereafter at 100%.

6.  Mandatory Redemption.4

            The Company will redeem $         principal amount of
            Securities on                and on each
            thereafter through                   at a redemption price of
            100% of principal amount, plus accrued interest to the redemption date.5 The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by sub-tracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and
            (ii) that the Company has delivered to the Registrar for cancellation. The Company may subtract the same Security only once.

7.  Additional Optional Redemption.6

            In addition to redemptions pursuant to the above paragraph(s),
            the Company may redeem not more than $            principal
            amount of Securities on              and on each
            thereafter through              at a redemption price of 100%
            of principal amount, plus accrued interest to the redemption date.

8.  Notice of Redemption.7

            Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.

9.  Conversion.8

            A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company's option, at any time before the close of business on ___________, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 9 of the Indenture.9 The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion. If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

            To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

10.  Subordination.10

            The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

11.  Denominations, Transfer, Exchange.

            The Securities are in registered form without coupons in denominations of $1,000[11] and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.  Persons Deemed Owners.

            The registered holder of a Security may be treated as its owner for all purposes.

13.  Amendments and Waivers.

            Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.12 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

            Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

14.  Restrictive Covenants.13

            The Securities are unsecured general obligations of the Company
            limited to $           principal amount.

15.  Successors.

            When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

16.  Defeasance Prior to Redemption or Maturity.14


            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

17.  Defaults and Remedies.

            An Event of Default with respect to this series of Securities is: default for 30 days in payment of interest on the Securities of this series; default in payment of principal on them [If the Security is subject to redemption insert ",upon redemption or otherwise"; and, if the Security is entitled to a sinking fund also add "or in the making of any sinking fund payment"]; failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities of this series; a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than this series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including the Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall involve an amount in excess of $25,000,000 and shall constitute a failure to pay such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebted-ness having been discharged, or such acceleration having been rescinded or annulled within a period of 30 days after notice as provided in the Indenture; and certain events of bankruptcy or insolvency. [Add other events of default if applicable].
            If an Event of Default with respect to this series of the Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of this series may declare all the Securities of this series to be due and payable immediately. [If the Security is a Discounted Security, add "The amount due and payable shall be equal to" [insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal and interest, if any, on the Discounted Securities of this series shall be terminated.] Holders of Securities of this series may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities of this series. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities of this series may direct the Trustee in its exercise of any trust or power with respect to this series of the Securities. The Trustee may withhold from Holders of Securities of this series notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

18.  Trustee Dealings with Company.

            The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

19.  No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.  Authentication.

            This Security shall not be valid until authenticated by a manual signature of the Registrar.

21.  Abbreviations.

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type. Requests may be made to: Secretary, Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830.

                                 EXHIBIT B

                         A Form of Bearer Security


No.                                                                  $

                           ENGELHARD CORPORATION
                            [Title of Security]


Engelhard Corporation
promises to pay to bearer


the principal sum of                            Dollars on       ,

Interest Payment Dates:

                                                Dated:

[                              ]
                                                ENGELHARD CORPORATION
Transfer Agent

                                    (SEAL)

Authenticated:                                  Name:
                                                Title:

[                              ]

Registrar, by

Authorized Signature                            Name:
                                                Title:

            ENGELHARD CORPORATION
            [Title of Security]


1.    Interest.1

            Engelhard Corporation ("Company"), a Delaware corporation, promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above. The Company
            will pay interest semiannually on             and
            of each year commencing            , 19  .  Interest on the
            Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from
                      , 19  .  Interest will be computed on the basis of a
            360-day year of twelve 30-day months.

2.    Method of Payment.2

            Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

3.    Bond Agents.

            Initially, [                               ], will act as
            Transfer Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.    Indenture.

            The Company issued the securities of this series ("Securities")
            under an Indenture dated as of          , 1995 ("Indenture")
            between the Company and [                    ] ("Trustee").
            The terms of the Securities include those stated in the Indenture and the Bond Resolution and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code
            {{ 77aaa-77bbbb). Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.    Optional Redemption.3

            On or after              , the Company may redeem all the
            Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

            If redeemed during the 12-month period beginning,

            Year        Percentage        Year        Percentage


            and thereafter at 100%.

6.    Mandatory Redemption.4

            The Company will redeem $         principal amount of
            Securities on         and on each
            thereafter through            at a redemption price of 100% of
            principal amount, plus accrued interest to the redemption date.5 The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and
            (ii) that the Company has delivered to the Registrar for cancellation. The Company may subtract the same Security only once.

7.    Additional Optional Redemption.6

            In addition to redemptions pursuant to the above paragraph(s),
            the Company may redeem not more than $       principal amount
            of Securities on            and on each            thereafter
            through            at a redemption price of 100% of principal
            amount, plus accrued interest to the redemption date.

8.    Notice of Redemption.7

            Notice of redemption will be published once in an Authorized Newspaper in the City of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 20 days but not more than 60 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

9.    Conversion.8

            A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company's option, at any time before the close of business on ___________, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 9 of the Indenture.9 The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion. If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

            To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

10.   Subordination.10

            The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

11.   Denominations, Transfer, Exchange.

            The Securities are in bearer form with coupons in denominations of $5,000[11] and whole multiples of $5,000. The Securities may be transferred by delivery and exchanged as provided in the Indenture. Upon an exchange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange any Security or portion of a Security selected for redemption. Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.   Persons Deemed Owners.

            The holder of a Security or coupon may be treated as its owner for all purposes.

13.   Amendments and Waivers.

            Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.12 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

            Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

14.   Restrictive Covenants.13

            The Securities are unsecured general obligations of the Company
            limited to $          principal amount.

15.   Successors.

            When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

16.   Defeasance Prior to Redemption or Maturity.14

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

17.   Defaults and Remedies.

            An Event of Default with respect to this series of Securities is: default for 30 days in payment of interest on the Securities of this series; default in payment of principal on them [If the Security is subject to redemption insert ",upon redemption or otherwise"; and, if the Security is entitled to a sinking fund also add "or in the making of any sinking fund payment"]; failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities of this series; a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than this series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including the Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall involve an amount in excess of $25,000,000 and shall constitute a failure to pay such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebted-ness having been discharged, or such acceleration having been rescinded or annulled within a period of 30 days after notice as provided in the Indenture; and certain events of bankruptcy or insolvency. [Add other events of default if applicable].
            If an Event of Default with respect to this series of the Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of this series may declare all the Securities of this series to be due and payable immediately. [If the Security is a Discounted Security, add "The amount due and payable shall be equal to" [insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal and interest, if any, on the Discounted Securities of this series shall be terminated.] Holders of Securities of this series may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities of this series. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities of this series may direct the Trustee in its exercise of any trust or power with respect to this series of the Securities. The Trustee may withhold from Holders of Securities of this series notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

18.   Trustee Dealings with Company.

            The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

19.   No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.   Authentication.

            This Security shall not be valid until authenticated by a manual signature of the Registrar.

21.   Abbreviations.

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type. Requests may be made to: Secretary, Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830.

                             [FACE OF COUPON]

                                                            ...............
                                                            [$]............
                                                            Due............


                           ENGELHARD CORPORATION
                            [Title of Security]

            Unless the Security attached to this coupon has been called for redemption, Engelhard Corporation ("Company") will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent. Payment may be made by check. This coupon represents six months' interest.

                              ENGELHARD CORPORATION



                              By


                              [REVERSE OF COUPON]

                                 PAYING AGENTS

                           NOTES TO EXHIBITS A AND B


1 If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2 If the method or currency of payment is different, insert a statement thereof.

3     If applicable.

4     If applicable.

5 If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

6 If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7     If applicable.

8     If applicable.

9     If additional or different adjustment provisions apply so specify.

10 If additional or different subordination terms apply, insert a brief summary thereof.

11    If applicable.  Insert additional or different denominations.

12    If different terms apply, insert a brief summary thereof.

13 If applicable. If additional or different covenants apply, insert a brief summary thereof.

14 If applicable. If different defeasance terms apply, insert a brief summary thereof.


Note:  U.S. tax law may require certain legends on Discounted and Bearer
        Securities.

                                EXHIBIT C

                            ASSIGNMENT FORM


         To assign this Security, fill in the form below:

           I or we assign and transfer this Security to

             _________________________________________
             :                                               :
             :_______________________________________:
          (Insert assignee's soc. sec. or tax I.D. no.)







           (Print or type assignee's name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Date: _______________  Your Signature:




      (Sign exactly as your name appears on the other side of this Security)

                                 EXHIBIT D


                            CONVERSION NOTICE

                        To convert this Security,
                        check the box:


                                     _____
                                    /    /

                        To convert only part of this
                        Security, state the amount
                        (must be in integral multiples
                        of $1,000);

                        $_____________________________

                        If you want the securities
                        delivered upon conversion made
                        out in another person's name,
                        fill in the form below:


                        (Insert other person's Social
                        Security or Tax I.D. Number)

                        ______________________________
                        ______________________________
                        ______________________________
                        ______________________________
                        (Print or type other
                        person's name, address
                        and zip code)


Date: _________ Signature(s): ______________________________
                                    ______________________________
                                    (Sign exactly as your name(s)
                                   appear(s) on the other side of
                                    this Security)

Signature(s) guaranteed by: ________________________________
                                 (All signatures must be
                                 guaranteed by a member of a
                                 national securities exchange or
                                 of the National Association of
                                 Securities Dealers, Inc. or by a
                                 commercial bank or trust company
                                 located in the United States)